Exhibit 99.1

Investor Contact: Corinne Pankovcin 212.810.5798	Press Contact: Brian Beades 212.810.5596

BlackRock Kelso Capital Corporation Prices $100 Million of

Unsecured Convertible Senior Notes

New York, New York, February 13, 2013 —BlackRock Kelso Capital Corporation (NASDAQ:BKCC) (“BlackRock Kelso Capital” or the “Company”) announced that it has agreed to sell to initial purchasers in a private offering $100 million aggregate principal amount of 5.50% unsecured convertible senior notes (the “Notes”) due 2018. BlackRock Kelso Capital also plans to grant the initial purchasers an option to purchase up to an additional $15 million principal amount of the Notes to cover overallotments, if any. The Notes will only be offered to qualified institutional buyers as defined in the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Rule 144A under the Securities Act. The closing of the transaction is subject to customary closing conditions.

The Notes are unsecured and bear interest at a rate of 5.50% per year, payable semiannually in arrears. In certain circumstances and during certain periods, the Notes are convertible into cash, shares of BlackRock Kelso Capital’s common stock or a combination of cash and shares of BlackRock Kelso Capital’s common stock, at BlackRock Kelso Capital’s election, at an initial conversion rate of 86.0585 shares of common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $11.62 per share of BlackRock Kelso Capital’s common stock, subject to customary anti-dilution adjustments. BlackRock Kelso Capital will not have the right to redeem the Notes prior to maturity. The Notes will mature on February 15, 2018, unless repurchased or converted in accordance with their terms prior to such date.

BlackRock Kelso Capital expects to use the net proceeds of this offering to reduce outstanding borrowings and for general corporate purposes, including investing in portfolio companies in accordance with its investment objective.

Neither the Notes nor the shares of common stock that may be issued upon conversion will be registered under the Securities Act or any state securities laws. Neither the Notes nor the common stock that may be issued upon conversion may be offered or sold in the United States absent the registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release is not an offer to sell any securities of the Company and is not soliciting an offer to buy such securities in any state where such offer and sale is not permitted.

About BlackRock Kelso Capital Corporation

Formed in 2005, BlackRock Kelso Capital Corporation is a business development company that provides debt and equity capital to middle-market companies.

Forward-Looking Statements

This press release, and other statements that BlackRock Kelso Capital may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock Kelso Capital’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock Kelso Capital cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock Kelso Capital assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in BlackRock Kelso Capital’s Securities and Exchange Commission (the “SEC”) reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) our future operating results; (2) our business prospects and the prospects of our portfolio companies; (3) the impact of investments that we expect to make; (4) our contractual arrangements and relationships with third parties; (5) the dependence of our future success on the general economy and its impact on the industries in which we invest; (6) the ability of our portfolio companies to achieve their objectives; (7) our expected financings and investments; (8) the adequacy of our cash resources and working capital, including our ability to obtain continued financing on favorable terms; (9) the timing of cash flows, if any, from the operations of our portfolio companies; (10) the impact of increased competition; (11) the ability of our investment advisor to locate suitable investments for us and to monitor and administer our investments; (12) potential conflicts of interest in the allocation of opportunities between us and other investment funds managed by our investment advisor or its affiliates; (13) the ability of our investment advisor to attract and retain highly talented professionals; (14) fluctuations in foreign currency exchange rates; and (15) the impact of changes to tax legislation and, generally, our tax position.

BlackRock Kelso Capital’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC identifies additional factors that can affect forward-looking statements.

Available Information

BlackRock Kelso Capital’s filings with the SEC, press releases, earnings releases and other financial information are available on its website at www.blackrockkelso.com.

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